UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2021, Vulcan Materials Company (“Vulcan”, “we”, “our” or “us”) entered into a credit agreement (the “Credit Agreement”) with Truist Bank, as administrative agent (the “Administrative Agent”), and the lenders (the “Lenders”), and other parties named therein. The Credit Agreement provides for a $1.6 billion 3-year delayed draw term loan facility (the “Term Loan Facility”) that will be used to partially fund the previously announced acquisition of U.S. Concrete, Inc. and related fees and expenses.

The Credit Agreement contains customary representations, warranties, covenants and events of default. The primary negative covenant is a limitation on secured debt, and the financial covenant is a maximum debt to EBITDA ratio of 3.50 to 1.00 (with a permitted ratio of 3.75 to 1.00 for four fiscal quarters ending after the consummation of certain material acquisitions).

Borrowings under the Term Loan Facility bear interest, at our option, at either (i) the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 0.875% to 1.375% based on our credit ratings or (ii) a base rate (which is equal to the highest of (a) the Administrative Agent’s prime rate, (b) the federal funds rate plus 0.50% and (c) one-month LIBOR plus 1.00%) plus a margin of up to 0.375% based on our credit ratings.

Certain of the Lenders and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us for which we have paid, and intend to pay, customary fees.

The foregoing description of the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated June 30, 2021, among Vulcan Materials Company, Truist Bank, as Administrative Agent, and the Lenders and other parties named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: July 1, 2021	By:	/s/ Denson N. Franklin III

Name: Denson N. Franklin III
Title: Senior Vice President, General Counsel and Secretary